UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 14, 2016
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, the Board of Directors of Darden Restaurants, Inc. (the “Company”) increased the number of directors of the Company from seven to eight, and elected Nana Mensah to serve as a director, effective November 14, 2016, as further described in the press release dated November 14, 2016, entitled “Darden Restaurants, Inc. Announces New Board Member,” a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K. The Board appointed Mr. Mensah to serve on the Compensation Committee of the Board.
The Board determined that, in its judgment, Mr. Mensah each satisfies the requirements for “independence” set forth in the Company's Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange. There were no arrangements or understandings pursuant to which Mr. Mensah was elected nor any relationships or related transactions between Mr. Mensah and the Company of the type required to be disclosed under applicable Securities and Exchange Commission (“SEC”) rules. As a non-employee director, Mr. Mensah will receive the compensation under the Company's Director Compensation Program described under the heading “Current Director Compensation Program” on pages 21-22 of the Company's Proxy Statement filed with the SEC on August 15, 2016, the description of which is incorporated herein by reference. The annual cash retainer and annual equity grant for Mr. Mensah will be prorated based on his part-year service.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	News release dated November 14, 2016, entitled “Darden Restaurants, Inc. Announces New Board Member.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Date: November 14, 2016		Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	News release dated November 14, 2016, entitled “Darden Restaurants, Inc. Announces New Board Member.”